UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K/A

Amendment No. 1 to Form 8-K filed on January 24, 2006

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006 (January 18, 2006)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective January 18, 2006, the Audit Committee of Xfone, Inc. (the “Registrant”) has dismissed Chaifetz & Schreiber, P.C. (“Chaifetz & Schreiber”) as independent auditors and appointed Stark, Winter, Scheinkein & Co., LLP, an independent member of BKR International Limited, as independent auditors of the Registrant.

Chaifetz & Schreiber’s report on the financial statements of the Registrant, for the fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding the dismissal of Chaifetz & Schreiber, there were no disagreements with Chaifetz & Schreiber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of Chaifetz & Schreiber, would have caused Chaifetz & Schreiber to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding the dismissal of Chaifetz & Schreiber, there have been no reportable events, disagreements or dissatisfaction with Chaifetz & Schreiber to report as defined in Regulation S-B Item 304(a)(1)(ii). Chaifetz & Schreiber are being dismissed as part of mandatory rotation of lead and reviewing audit partners after five (5) consecutive years.

Registrant provided Chaifetz & Schreiber with a copy of the foregoing disclosures and requested Chaifetz & Schreiber to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements, if not, stating the respects in which it does not agree. Such letter is hereby attached as Exhibit 16.1 to this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

 Exhibit 16.1 Letter dated January 31, 2006 from Chaifetz & Schreiber, P.C to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFONE INC

Date: January 31, 2006	By:	/s/ Alon Mualem
Alon Mualem
Chief Financial Officer